UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2016 (June 27, 2016)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Satisfaction and Discharge of Indenture. On July 1, 2016, American Capital, Ltd. (the “Company”) provided notice to U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture dated as of September 30, 2013 (as amended and supplemented from time to time, the “Indenture”), of its election to redeem all $350 million outstanding aggregate principal amount of its 6.500% Senior Notes due 2018 (the “Existing Senior Notes”) issued under the Indenture. The Existing Senior Notes will be redeemed on September 15, 2016 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 101.625% of the principal amount thereof, plus accrued and unpaid interest on the Existing Senior Notes to, but excluding, the Redemption Date.
On July 1, 2016, the Company irrevocably deposited the aggregate Redemption Price plus accrued and unpaid interest required to redeem all of the Existing Senior Notes with the Trustee, and has irrevocably instructed the Trustee to apply such amount to the redemption in full of the Existing Senior Notes on the Redemption Date. The Indenture was satisfied and discharged on July 1, 2016.
Termination of Secured Credit Facility. Also on July 1, 2016, the Company terminated its Senior Secured Term Loan Credit Agreement, dated as of August 22, 2012, among the Company, as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (“JPM”), J.P. Morgan Securities LLC, BMO Capital Markets Corp. and UBS Securities LLC, as Syndication Agents, Joint Bookrunners and Joint Lead Arrangers, and Citibank, N.A., Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA, as Managing Agents (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”). All borrowings under the Credit Agreement were repaid in full in connection with the termination and all liens granted in connection therewith were released. The Credit Agreement was secured by a first priority lien (subject to certain permitted liens) on certain assets of the Company and charged interest on borrowings at a rate equal to LIBOR (subject to a 0.75% floor) plus 2.75%.
The Company terminated the Credit Agreement in connection with the ACMM sale, described in Item 2.01 below. The Company did not incur any early termination fees or penalties as a result of the termination of the Credit Agreement, which was effective on July 1, 2016. The maturity date under the Credit Agreement was otherwise August 22, 2017.
Each of JPM, BMO Capital Markets Corp., UBS Securities LLC, Citibank, N.A., Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA and/or their affiliates have also performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses.
With the satisfaction and discharge of the Indenture and payment and termination of the Credit Agreement, as of July 1, 2016, the Company no longer has any indebtedness for borrowed money.

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2016, the Company entered into a Purchase and Sale Agreement (the “Mortgage Manager Purchase Agreement”) with American Capital Asset Management, LLC, a Delaware limited liability company (“ACAM”), American Capital Mortgage Management, LLC, a Delaware limited liability company (“ACMM”), and American Capital Agency Corp., a Delaware corporation (“Buyer”). Buyer is a real estate investment trust that is managed by American Capital AGNC Management, LLC, a Delaware limited liability company and a registered investment adviser that is a wholly-owned subsidiary of ACMM. Another wholly-owned subsidiary of ACMM that is also a registered investment adviser, American Capital MTGE Management, LLC, a Delaware limited liability company, manages American Capital Mortgage Investment Corp., a Maryland corporation that is also a real estate investment trust.
On July 1, 2016, pursuant to the terms of the Mortgage Manager Purchase Agreement, Buyer acquired from ACAM all of the issued and outstanding limited liability company interests in ACMM for a purchase price of $562 million in cash.
The Company was expected to purchase a $25 million insurance policy to cover potential liabilities under a Transition Services Agreement between the Company and ACMM. It was expected that the premium for that policy would be up to $1 million, which was to be deducted from the consideration to be paid to the Company’s stockholders pursuant to the Agreement and Plan of Merger, dated May 23, 2016, by and among the Company, Ares Capital Corporation, a Maryland corporation, and the other parties thereto (the “Merger Agreement”). However, the Company was able to obtain the insurance coverage without any additional cost, so no deduction will be made from the $2.45 per share in cash to be paid to the Company’s stockholders from the proceeds of the ACMM sale, pursuant to the Merger Agreement. The ACMM consideration of $2.45 per share is part of the merger consideration under the Merger Agreement and will be paid to the Company’s stockholders at the closing of the transactions contemplated by the Merger Agreement.
The foregoing summary description of the Mortgage Manager Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Mortgage Manager Purchase Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the SEC on May 25, 2016, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 27, 2016, American Capital, Ltd. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the Company’s Chief Executive Officer, Mr. Malon Wilkus, to address the treatment of certain payments and benefits to which Mr. Wilkus may become entitled in connection with the consummation of transactions contemplated under a merger agreement between the Company and Ares Capital Corporation and certain other parties (the “Merger”), which could potentially be classified as “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). The Letter Agreement provides that in the event that the payments and other benefits provided for in Mr. Wilkus’ Amended and Restated Employment Agreement with the Company, dated March 27, 2009 (the “Employment Agreement”), or otherwise payable to Mr. Wilkus (the “Total Payments”) would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the cash payments otherwise payable under the Employment Agreement shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if the reduction required to avoid the imposition of such Excise Tax does not exceed $6,325,879.00. If the amount of the reduction required to avoid the imposition of the Excise Tax exceeds such amount, then no reduction shall be effected.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated June 27, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: July 1, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary